EXHIBIT A


                           FINANCIAL SUPPORT AGREEMENT

This agreement (the "AGREEMENT") is entered into this 21st day of June, 2000 by and between Tangible Asset Galleries, Inc., a Nevada corporation ("TANGIBLE"), and Gavelnet.com, Inc., a Delaware corporation ("GAVELNET").

                                    RECITALS
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WHEREAS, Tangible and Gavelnet have entered into an agreement and plan of reorganization dated June 21, 2000 (the "MERGER AGREEMENT"), and upon closing, provides, among other terms, that Gavelnet would be a wholly owned subsidiary of Tangible; and

WHEREAS, pursuant to the Merger Agreement and concurrently with the execution of this Agreement, Gavelnet has executed (i) a secured, non-negotiable promissory note (the "NOTE", in the form attached hereto as EXHIBIT A) and (ii) a security agreement in favor of Tangible (the "SECURITY AGREEMENT", in the form attached hereto as EXHIBIT B); also concurrently with the execution of this Agreement, all of the secured creditors of Gavelnet have executed an intercreditor agreement (in the form attached hereto as EXHIBIT C) that provides for the first and priority security interest of Tangible in all the assets of Gavelnet; and

WHEREAS, Gavelnet desires to borrow from Tangible and Tangible desires to lend to Gavelnet such amounts as may be reasonably necessary for the ongoing operations of Gavelnet and the reduction of accounts payable and other current liabilities of Gavelnet. (Certain capitalized terms used in this Agreement have the meaning given to them in the Merger Agreement.)

                                    AGREEMENT
                                    ---------

NOW, THEREFORE, in accordance with the foregoing recitals, and as consideration for the mutual covenants, agreements and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. FINANCIAL SUPPORT. Subject to the terms and conditions of this Agreement, from the date of the signing of the Merger Agreement, unless the Merger Agreement is terminated in accordance with the terms thereof or unless this Agreement is terminated in accordance with the terms hereof, Tangible agrees to provide financial support to Gavelnet. , Notwithstanding anything to the contrary, Tangible shall have no obligation to provide financial support under this Agreement whatsoever, unless and until both of the following conditions are satisfied: (i) Tangible receives proceeds through the sale of Equity Securities in the Initial Sale (as such terms are defined in the Merger Agreement); and (ii) Gavelnet satisfies each and all of its obligations under this Agreement.
         (a) Gavelnet shall prepare an operating budget in reasonably sufficient detail and present such budget to Tangible so that Tangible has an understanding of the operating expenses of Gavelnet. Gavelnet, in consultation with Tangible or otherwise, may make changes to the operating budget as maybe required to meet the operating objectives of Gavelnet. Notwithstanding anything to the contrary, and limited by the maximum amount to be borrowed under the Note, Tangible shall not be obligated to provide any fund for the continuing operations of Gavelnet in excess of $200,000 in any calendar month unless Tangible consents to any use in excess of such amount in writing.

         (b) In order to inform Tangible of Gavelnet's objectives and intent, Gavelnet shall prepare a detailed list of accounts payable or other current liabilities, as the case may be, which are identified for settlement by Gavelnet with the respective vendors on such list. In addition, Gavelnet shall provide, in the aggregate for such list, an amount that Gavelnet believes will be required in cash to settle such accounts. Gavelnet shall, with Gavelnet's best efforts, negotiate with each of the vendors to reduce the cash settlement amount for each respective account to the minimum amount acceptable to such vendor.

2. BORROWING. From time to time and at the discretion of Gavelnet, Gavelnet shall request in writing, or such other form as may be mutually agreed upon between the parties, an amount to borrow under the Note (an "ADVANCE") along with a brief explanation as to the use of the proceeds along with details as may be provided under Section 1 hereof. Provided that (a) Gavelnet is not in default under the Note or the Security Agreement, or has obtained a waiver from any such default, (b) the use of the proceeds of the Advance and the details provided under
         Section 1 are in compliance with the terms and conditions hereof, and
         (c) the aggregate amount outstanding under the Note after taking into consideration the amount of the Advance is less than or equal to the maximum amount to be borrowed under the Note, then Tangible shall, within two (2) business days of such request, provide the amount of the Advance to Gavelnet in immediately available U.S. funds. Unless agreed in writing by Tangible, in no event shall the aggregate amount of all Advances borrowed hereunder (at any particular point in time) exceed the lesser of (i) one million two hundred fifty thousand dollars ($1,250,000), or (ii) Sixty Two and One Half Percent (62.5%) of the Net Offering Proceeds generated through the Initial Sale.

3. SERVICES BY GAVELNET. As consideration for the financial support provided hereunder, during the term of this Agreement and thereafter until such time as Gavelnet shall have satisfied all of its obligations under this Agreement, the Security Agreement and the Note, Gavelnet agrees to waive all charges to Tangible for services that Gavelnet may provide relative to the sales of Tangible inventory, or merchandise Tangible receives on consignment from third parties, as such sales may be consummated on or through the Gavelnet web site. Further, Gavelnet agrees to waive all charges to Tangible for the production, distribution or other services relating to live auction broadcasts of any Tangible auction or event, except that Gavelnet shall be able to charge and collect from Tangible all out of pocket costs paid to third party vendors for such production, distribution or advertising or marketing costs or travel expenses paid to employees of Gavelnet, provided that Tangible shall have agreed to all such costs prior to Gavelnet incurring such costs.

4. TERM. The term of this Agreement shall be two (2) years unless earlier terminated by the following: (a) the termination of the Merger Agreement under the terms thereof, in which case this Agreement shall terminate as of the same date the Merger Agreement terminates; (b) at the election of Tangible in the event of any breach by Gavelnet of this Agreement, the Security Agreement or the Note or (c) by mutual consent of the parties hereto on a date as may be mutually agreed.

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

5. GAVELNET REPRESENTATIONS. Gavelnet represents and warrants to Tangible that Gavelnet has no secured creditors other than the parties identified in the Intercreditor Agreement.

6. OTHER PROVISIONS. This Agreement, the Security Agreement, the Intercreditor Agreement and the Note, together with the Merger Agreement, constitute the entire agreement between the parties relative to the subject matter hereof and supercedes any other agreement, whether oral or in writing, between the parties. This Agreement may not be amended, nor any term or condition waived, unless such amendment or waiver is in writing and duly executed by the appropriate and authorized representative of the respective parties. This Agreement may be signed in several counterparts and each of them is an original and al of them constitute one agreement. This Agreement will be governed by and construed in accordance with the internal laws of the State of California (without reference to its rules as to conflicts of law). The respective rights or obligations of the parties hereto, as the case may be, may not be assigned but are binding on the respective successors or heirs. If either of the parties hereto retains counsel to enforce its rights hereunder, the prevailing party shall recover its attorneys' fees and expenses. The Recitals set forth above are incorporated in their entirety in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day above first written.

TANGIBLE ASSET GALLERIES, INC.

By /s/ Silvano DiGenova
  ----------------------------
Silvano DiGenova
Title: Chief Executive Officer
3444 Via Lido
Newport Beach, California 92663
Telephone No.:  (949) 566-0021
Facsimile No.:  (949) 566-9143


GAVELNET.COM, INC.

By /s/ Michael Haynes
   ------------------------------
Michael Haynes
Title: President
400 Montgomery Street, 2nd Floor
San Francisco, California 94104
Telephone No.:  (415) 544-2600
Facsimile No.:  (415) 391-5120



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